Exhibit 10.26
CLIFFORD CHANCE US LLP

EXECUTION VERSION

DATED AS OF DECEMBER 28, 2021
FRONTIER AIRLINES INC. AS GUARANTOR AND BANK OF UTAH NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS SECURITY TRUSTEE
SEVENTH AMENDED AND RESTATED GUARANTEE IN RESPECT OF THE PDP FINANCING OF NINE (9) AIRBUS A320NEO AIRCRAFT AND FIFTY (50) AIRBUS A321NEO AIRCRAFT

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CONTENTS
Clause	Page

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THIS SEVENTH AMENDED AND RESTATED GUARANTEE (as amended, modified or supplemented in accordance with the terms hereof, this "Guarantee"), dated as of December 28, 2021, is made
BY:
(1)FRONTIER AIRLINES, INC., incorporated in Colorado (together with its successors and its permitted assigns, the "Guarantor");
in favor of
(2)BANK OF UTAH, not in its individual capacity but solely, as security trustee (in such capacity, the "Security Trustee") for and on behalf of itself, the Facility Agent (as defined in the Credit Agreement referred to below) and each lender (each a "Lender" and collectively, the "Lenders") which is a party to the Seventh Amended and Restated Credit Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Vertical Horizons, Ltd., as borrower (the "Borrower"), the Facility Agent, the Lenders and the Security Trustee.
WITNESSETH:
WHEREAS:
(A)This Guarantee amends and restates in its entirety the Sixth Amended and Restated Guarantee dated as of December 22, 2020, as amended by the Omnibus Amendment No. 1 dated May 6, 2021, by the Guarantor in favor of the Security Trustee;
(B)The Borrower entered into the Credit Agreement for the purpose of financing certain pre-delivery payment obligations in respect of nine (9) Airbus A320neo and fifty (50) Airbus A321neo Aircraft; and
(C)It is a condition precedent to the entering into of the transactions contemplated by the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee.
NOW, THEREFORE, in consideration of the premises and other consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:
1.DEFINITIONS
(a)Capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.
(b)Unless the context otherwise requires, any reference herein to any of the Operative Documents refers to such document as it may be modified, amended or supplemented from time to time in accordance with its terms and the terms of each other agreement restricting the modification, amendment or supplement thereof.
2.GUARANTEE
(a)The Guarantor hereby irrevocably, absolutely and unconditionally guarantees, as primary obligor and as a guarantor of payment and not merely as surety or guarantor of collection, to the Security Trustee, the Facility Agent and each Lender, (i) the full and prompt payment by the Borrower when due of the Secured Obligations incurred by the Borrower and pursuant to the Operative Documents, strictly in accordance with the terms of the Operative Documents, and (ii) the full and timely performance of, and

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compliance with, each and every duty, agreement, undertaking, indemnity and obligation of the Borrower under the Operative Documents strictly in accordance with the terms thereof, in each case, however created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several and whether now or hereafter existing or due or to become due (such payment and other obligations described in paragraphs (i) and (ii) being referred to herein as the "Liabilities").
(b)The Guarantor further agrees to pay any and all reasonable costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Security Trustee, the Facility Agent and/or one or more of the Lenders in enforcing any rights with respect to, or collecting, any or all of the Liabilities or enforcing any rights with respect to, or collecting against, the Guarantor hereunder together with interest at the Past Due Rate specified in the Credit Agreement from the date when such expenses are so incurred to the date of actual payment thereof. Without limiting the generality of the foregoing, the liability of the Guarantor hereunder shall extend to all amounts which constitute part of the Liabilities and would be owed by the Borrower but for the fact that such amounts are unenforceable or not allowable due to any circumstance whatsoever or due to the existence of a bankruptcy, suspension of payments, reorganization or similar proceeding involving the Borrower.
3.GUARANTEE ABSOLUTE
(a)This Guarantee shall constitute a guarantee of payment and of performance and not of collection, and the Guarantor specifically agrees that it shall not be necessary, and that the Guarantor shall not be entitled to require, before or as a condition of enforcing the obligations of the Guarantor under this Guarantee or requiring payment or performance of the Liabilities by the Guarantor hereunder, or at any time thereafter, that any Person: (i) file suit or proceed to obtain or assert a claim for personal judgment against the Borrower or any other Person that may be liable for any Liabilities; (ii) make any other effort to obtain payment or performance of any Liabilities from the Borrower or any other Person that may be liable for such Liabilities; (iii) foreclose against or seek to realize upon the Collateral or any other security now or hereafter existing for such Liabilities; (iv) exercise or assert any other right or remedy to which such Person is or may be entitled in connection with any Liabilities or any security or other guarantee therefor; or (v) assert or file any claim against the assets of any other Person liable for any Liabilities. Notwithstanding anything herein to the contrary, no provision of this Guarantee shall require the Guarantor to pay, perform or discharge any Liabilities prior to the time such Liabilities are due and payable. When making any demand hereunder against the Guarantor, none of the Security Trustee, the Facility Agent or any Lender need make a similar demand on the Borrower; provided that any failure by the Security Trustee, the Facility Agent or any Lender to make any such demand or to collect any payments from the Borrower shall not relieve the Guarantor of its obligations or liabilities hereunder and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Security Trustee, the Facility Agent and/or such Lender against the Guarantor. The Security Trustee, the Facility Agent and/or the Lenders may in all events pursue its rights under this Guarantee prior to or simultaneously with pursuing its various rights referred to in the Credit Agreement and the other Operative Documents, as the Security Trustee, the Facility Agent and/or such Lender may determine.
(b)The Guarantor agrees that this Guarantee shall be continuing until the indefeasible payment in full of all Secured Obligations and the Guarantor guarantees that the Liabilities will be paid and performed strictly in accordance with the terms of the Operative Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Security

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Trustee, the Facility Agent and/or the Lenders with respect thereto. If for any reason the Borrower shall fail to fully and timely pay or perform and discharge any Liabilities to be paid or performed by the Borrower (whether affirmative or negative in character), the Guarantor shall promptly on demand by the Security Trustee, the Facility Agent and/or any Lender pay or perform or cause to be paid or performed, as the case may be, such Liabilities. Each of the obligations of the Guarantor under this Guarantee is separate and independent of each other obligation of the Guarantor under this Guarantee and separate and independent of the Liabilities, and the Guarantor agrees that a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Borrower is joined in any such action or actions. The obligations of the Guarantor shall be continuing and irrevocable, absolute and unconditional, primary and original and immediate and not contingent and shall remain in full force and effect without regard to and not be released, discharged or in any way affected by any circumstance or condition (other than by payment in full of the Liabilities) including, without limitation, the occurrence of any one or more of the following:
(i)any lack of validity or enforceability of any of the Liabilities under the Operative Documents or any document entered into in connection with the transactions contemplated thereby, any provision thereof, or any other agreement or instrument relating thereto or the absence of any action to enforce the same;
(ii)any failure, omission, delay or lack on the part of the Security Trustee, the Facility Agent and/or the Lenders to enforce, assert or exercise any right, power, privilege or remedy conferred on the Security Trustee, the Facility Agent and/or the Lenders in the Credit Agreement, the Security Agreement, or any other Operative Document, or the inability of the Security Trustee, the Facility Agent and/or the Lenders to enforce any provision of any Operative Document for any reason, or any other act or omission on the part of the Security Trustee, the Facility Agent or any Lender;
(iii)any change in the time, manner or place of performance or of payment, or in any other term of, all or any of the Liabilities, or any other modification, supplement, amendment or waiver of or any consent to departure from the terms and conditions of any of the Operative Document or any document entered into in connection with the transactions contemplated thereby;
(iv)any taking, exchange, release or non-perfection of the Collateral or any other collateral or security, or any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Liabilities or the acceptance of any security therefor;
(v)the waiver by the Security Trustee, the Facility Agent and/or any Lender of the performance or observance by the Borrower of any of the Liabilities, the waiver of any default in the performance or observance thereof, any extension by the Security Trustee, the Facility Agent and/or any Lender of the time for payment or performance and discharge by the Borrower of any Liabilities or any extension, indulgence or renewal of any Liabilities;
(vi)any bankruptcy, suspension of payments, insolvency, sale of assets, winding-up, dissolution, liquidation, receivership or reorganization of, or similar proceedings involving, the Borrower or its assets or any resulting release or discharge of any of the Liabilities;
(vii)the recovery of any judgment against any Person or any action to enforce the same;

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(viii)any failure or delay in the enforcement of the Liabilities of any Person under the Operative Documents or any document entered into in connection with the transactions contemplated by the Operative Documents or any provision thereof;
(ix)any set-off, counterclaim, deduction, defense, abatement, suspension, deferment, diminution, recoupment, limitation or termination available with respect to any Liabilities and, to the extent permitted by applicable law, irrespective of any other circumstances that might otherwise limit recourse by or against the Guarantor or any other Person;
(x)the obtaining, the amendment or the release of or consent to any departure from the primary or secondary obligation of any other Person, in addition to the Guarantor, with respect to any Liabilities;
(xi)any compromise, alteration, amendment, modification, extension, renewal, release or other change, or waiver, consent or other action, or delay or omission or failure to act, in respect of any of the terms, covenants or conditions of any Operative Document or any document entered into in connection with the transactions contemplated by any Operative Document, or any other agreement or any related document referred to therein, or any assignment or transfer of any thereof (including, without limitation, any Benchmark Replacement Conforming Changes or any other modifications or other amendments delivered or otherwise implemented or effected (automatically or otherwise) in accordance with or in furtherance of this Section titled “Benchmark Replacement Setting” under the Credit Agreement);
(xii)any manner of application of Collateral or Proceeds thereof, to all or any of the Liabilities, or any manner of sale or other disposition of any Collateral, or any furnishing or acceptance of additional collateral;
(xiii)any change in control in the ownership of the Borrower, any change, merger, demerger, consolidation, restructuring or termination of the corporate structure or existence of the Borrower;
(xiv)to the fullest extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor or surety with respect to any Liabilities;
(xv)any default, failure or delay, whether as a result of actual or alleged force majeure, commercial impracticability or otherwise, in the performance of the Liabilities, or by any other act or circumstances which may or might in any manner or to any extent vary the risk of the Guarantor, or which would otherwise operate as a discharge of the Guarantor;
(xvi)the existence of any other obligation of the Guarantor, or any limitation thereof, in any Operative Document;
(xvii)any regulatory change or other governmental action (whether or not adverse); or
(xviii)the partial payment or performance of the Liabilities (whether as a result of the exercise of any right, remedy, power or privilege or otherwise) or the invalidity of any payment for any reason whatsoever.
Should any money due or owing under this Guarantee not be recoverable from the Guarantor due to any of the matters specified in paragraphs (i) through (xviii) above

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or for any other reason, then, in any such case, such money shall nevertheless be recoverable from the Guarantor as though the Guarantor were principal debtor in respect thereof and not merely a guarantor and shall be paid by the Guarantor forthwith.
(c)This Guarantee shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Liabilities is rescinded or must otherwise be restored or returned by the Security Trustee, the Facility Agent and/or any Lender for any reason whatsoever, whether upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or otherwise, all as though such payment had not been made, and the Guarantor agrees that it will indemnify the Security Trustee, the Facility Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and disbursement of counsel) incurred by any such Person in connection with such rescission or restoration. If an event permitting the exercise of remedies under the Operative Documents shall at any time have occurred and be continuing and such exercise, or any consequences thereof provided in any Operative Document, shall at such time be prevented by reason of the pendency against the Borrower of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guarantee and its obligations hereunder, amounts payable under the Operative Documents shall be deemed to have been declared in default, with all attendant consequences as provided in the Operative Documents as if such declaration of default and the consequences thereof had been accomplished in accordance with the terms of the Credit Agreement and the other Operative Documents, and the Guarantor shall forthwith pay any amounts guaranteed hereunder, without further notice or demand.
4.WAIVER
To the fullest extent permitted by applicable law, the Guarantor hereby expressly and irrevocably waives diligence, promptness, demand for payment or performance, filing of claims with any court, any proceeding to enforce any provision of the Operative Documents, notice of acceptance of and reliance on this Guarantee by the Security Trustee, the Facility Agent and each Lender, notice of the creation of any liabilities of the Borrower, any requirement that the Security Trustee, the Facility Agent or any Lender protect, secure, perfect or insure any security interest or Lien on the Collateral or any property subject thereto, any right to require a proceeding first against the Borrower, whether to marshal any assets or to exhaust any right or take any action against the Borrower or any other Person or entity or any collateral or otherwise, any diligence in collection or protection of or realization upon any Liabilities, any obligation hereunder or any collateral security for any of the foregoing, any right of protest, presentment, notice or demand whatsoever, all claims of waiver, release, surrender, alteration or compromise, and all defenses, set-offs, counterclaims, recoupments, reductions, limitations, impairments or terminations, whether arising hereunder or otherwise.
5.CERTAIN ACTIONS
The Security Trustee, the Facility Agent and each Lender may, from time to time at its sole discretion and without notice to the Guarantor, take any or all of the following actions without affecting the obligations of the Guarantor hereunder: (i) retain or obtain a lien upon a security interest in any substitutions or replacements to the Collateral; (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Liabilities or any obligation hereunder; (iii) with consent of the Borrower, extend or renew for one or more periods (regardless of whether longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other obligor (including the Security

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Trustee) with respect to any of the Liabilities; (iv) release or fail to perfect any Lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (v) resort to the Guarantor for payment of any of the Liabilities, regardless of whether the Security Trustee, the Facility Agent or the Lender, as the case may be, shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities.
6.SUBROGATION
Any amounts received by the Security Trustee, the Facility Agent or any Lender from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as the Security Trustee, the Facility Agent or such Lender may from time to time elect. No payment made by or for the account of the Guarantor pursuant to this Guarantee shall entitle the Guarantor by subrogation, indemnity or otherwise to any payment by the Security Trustee, the Facility Agent or the Lender, as the case may be, from or out of any property of such Person, and the Guarantor shall not exercise any right or remedy against the Security Trustee, the Facility Agent or the Lender, as the case may be, or any property of such Person by reason of any performance by the Guarantor of this Guarantee.
7.RIGHTS OF THIRD PARTIES; SET-OFF
(a)This Guarantee is made only for the benefit of, and shall be enforceable only by, the Security Trustee, the Facility Agent and each Lender, and this Guarantee shall not be construed to create any right in any Person other than the Security Trustee, the Facility Agent and each Lender to be a contract in whole or in part for the benefit of any Person other than the Security Trustee, the Facility Agent and each Lender.
(b)Upon the occurrence of any Event of Default, the Guarantor hereby irrevocably authorizes the Security Trustee, the Facility Agent, each Lender and each of their respective Affiliates, at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all assets, at any time held or owing by the Guarantor or any of its Affiliates to, or for the credit of the account of the Guarantor, or any part thereof in such amounts as the Security Trustee, the Facility Agent or such Lender, as the case may be, may elect, against and on account of the obligations and liabilities of the Guarantor to the Security Trustee, the Facility Agent and each Lender hereunder of every nature and description of the Security Trustee, the Facility Agent and each Lender. The Security Trustee, the Facility Agent or applicable Lender shall notify the Guarantor promptly of any such set-off and the application made by them, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Security Trustee, the Facility Agent and each Lender under this Clause are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Security Trustee, the Facility Agent and the Lenders may have.
8.REPRESENTATIONS AND WARRANTIES
The Guarantor represents and warrants to the Security Trustee, the Facility Agent and each Lender as follows:
(a)Access to Information

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The Guarantor has and will continue to have independent means of obtaining information concerning the Borrower’s affairs, financial condition and business. None of the Security Trustee, the Facility Agent or any Lender shall have any duty or responsibility to provide the Guarantor with any credit or other information concerning the Borrower’s affairs, financial condition or business which may come into the possession of the Security Trustee, the Facility Agent or any Lender.
(b)Organization
It is a company duly organized and validly existing under the laws of the state of Colorado, with organizational power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.
(c)Due Qualification
It is duly licensed, qualified and authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such license, qualification or authorization except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Guarantor.
(d)Power and Authority; Due Authorization
It has (i) all necessary power, authority and legal right to execute, deliver and perform its obligations under this Guarantee and (ii) duly authorized by all necessary organizational action such execution, delivery and performance of this Guarantee.
(e)Binding Obligations
This Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(f)No Violation
The execution, delivery and performance of this Guarantee will not (i) conflict with, or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (A) the constituent documents of the Guarantor or (B) any indenture, lease, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which the Guarantor is a party or by which it or its property is bound, (ii) result in or require the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, lease, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument or (iii) violate any law, judgment, writ, injunction, decree or any order, rule, regulation applicable to the Guarantor of any court or of any federal, state or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Guarantor or any of its properties.
(g)Not Insolvent
The execution, delivery and performance by the Guarantor of this Guarantee will not render the Guarantor insolvent, nor is it being made in contemplation of the Guarantor’s insolvency; the Guarantor does not, in its reasonable judgment, have an

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unreasonably small capital for conducting its business as presently contemplated by it. The Guarantor is fully solvent (on a cash flow and balance sheet basis) and will be fully solvent immediately following the execution of this Agreement and the other Operative Documents.
(h)No Default under Airbus Purchase Agreements or Engine Agreements
No event is continuing in respect of the Guarantor which would constitute an incipient or actual default by Frontier Airlines or Frontier Holdings under any Airbus Purchase Agreement, the A321neo Engine Purchase Agreement, the Incremental A321neo Engine Purchase Agreement or the CFM Engine Agreement A320neo.
9.COVENANTS
(a)The Guarantor shall observe certain policies and procedures relating to the Borrower’s existence as separate companies as follows and shall do all things necessary to maintain its corporate existence separate and distinct from the Borrower. The Guarantor shall:
(i)observe all formalities necessary to remain a legal entity separate and distinct from the Borrower;
(ii)maintain its assets and liabilities separate and distinct from those of the Borrower in such a manner that it is not difficult to segregate, identify or ascertain such assets;
(iii)maintain records, books and accounts separate from those of the Borrower (other than as otherwise set forth under the Operative Documents);
(iv)pay its obligations in the ordinary course of business as a legal entity separate from the Borrower;
(v)keep its funds separate and distinct from any funds of the Borrower, and receive, deposit, withdraw and disburse such funds separately from any funds of the Borrower;
(vi)not agree to pay, assume, guarantee or become liable for any debt of, or otherwise pledge its assets for the benefit of the Borrower except as otherwise permitted under the Operative Documents;
(vii)not hold out that the Borrower is a division of the Guarantor or any other Person or that the Guarantor is a division of the Borrower or any other Person;
(viii)not induce any third party to rely on the creditworthiness of the Guarantor in order that such third party will contract with the Borrower (other than any guarantee of the Guarantor in favor of Airbus made in connection with the Airbus Purchase Agreements);
(ix)allocate and charge fairly and reasonably any common overhead shared with the Borrower;
(x)hold itself out as a separate entity from the Borrower, and correct any known misunderstanding regarding its separate identity;
(xi)not conduct business in the name of the Borrower and ensure that all communications of the Borrower are made solely in the Borrower’s name as the context may require;

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(xii)not acquire the securities of the Borrower or allow the Borrower to acquire securities of the Guarantor;
(xiii)prepare separate financial statements and separate tax returns from the Borrower (provided that the Guarantor may publish financial statements that consolidate those of the Guarantor and its subsidiaries, if to do so is required by any applicable law or accounting principles from time to time in effect and subsidiaries of the Guarantor may file consolidated Tax returns with the Guarantor and its subsidiaries for Tax purposes); and
(xiv)not enter into any transaction with the Borrower that is more favorable to the Guarantor than transactions that the Guarantor and its subsidiaries would have been able to enter into at such time on an arm’s-length basis with a non-affiliated third party or vice versa.
(b)The Guarantor shall not take any action or omit to take any action that would cause an incipient or actual default under any Airbus Purchase Agreement or any Engine Agreement.
(c)The Guarantor shall ensure that the Servicing Agreement, the Option Agreement, the Subordinated Loan Agreement, and this Guarantee remain in place and in full force and effect and that neither it nor any other Obligor shall breach any of the terms of any of such documents. The Guarantor shall ensure that no amendment, variation, waiver or other change is made to its memorandum and articles of association or other constituent documents, the Servicing Agreement, the Option Agreement, the Subordinated Loan Agreement, or this Guarantee.
(d)The Guarantor shall:
(i)promptly upon acquiring actual knowledge of the same, notify the Facility Agent of any default (whether by the Guarantor, any Affiliate of the Guarantor, Airbus or the Engine Manufacturer) under or cancellation, termination or rescission or purported cancellation, termination or rescission of any Airbus Purchase Agreement or any Engine Agreement specifying in reasonable detail the nature of such default, cancellation, rescission or termination;
(ii)not, without the Security Trustee’s prior written consent, in any way modify, cancel, terminate or amend or consent to the modification, cancellation, termination or amendment of any Airbus Purchase Agreement or any Engine Agreement except to the extent permitted by the Credit Agreement;
(iii)not accept, and shall procure that the Borrower or any other Person does not accept, delivery of any Aircraft from Airbus before or concurrently with repaying to the Lenders all amounts owing in respect of the Loans relating to that Aircraft;
(iv)not enter into or consent to any change order or other amendment, modification or supplement to any Airbus Purchase Agreement or any Engine Agreement, in relation to the Aircraft, without the prior written consent and countersignature of the Security Trustee (acting at the unanimous direction of the Lenders) if such change order, amendment, modification or supplement would require the consent of the Security Trustee under the Step-In Agreement or under the Credit Agreement;
(v)provide to the Security Trustee promptly after the execution of the same copies, certified by the Guarantor, of all material change orders (other than non charge change orders), amendments, modifications or supplements to the

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Assigned Purchase Agreements that would require the consent of the Security Trustee under the Step-In Agreement or under the Credit Agreement;
(vi)provide to the Security Trustee promptly upon request, such information regarding the package of product support and training services as was agreed to be provided by Airbus to the Guarantor under the Assigned Purchase Agreements and agrees not to take any action or omit to take any action which would reduce the product support and training services which would otherwise be available to Intrepid by Airbus with respect to the Aircraft under the Assigned Purchase Agreements; and
(vii)not agree to any financial indebtedness cross default (in respect of it or any of its Affiliates) with Airbus that would give rise to a right for Airbus to terminate the Assigned Purchase Agreements.
(e)The Guarantor shall not accept any repayment of any part of the Subordinated Loan Agreement while the Secured Obligations remain outstanding.
10.SUCCESSORS AND ASSIGNS
(a)This Guarantee shall be binding upon the Guarantor and upon the Guarantor’s successors and assigns and all references herein to the Guarantor or the Security Trustee shall be deemed to include any successor or successors whether immediate or remote, to such Person. The Guarantor shall not assign any of its rights or obligations hereunder without the prior written consent of the Security Trustee, the Facility Agent and each Lender.
(b)This Guarantee shall inure to the benefit of the Security Trustee, the Facility Agent each Lender and their respective successors and assigns, and all references herein to the Security Trustee, the Facility Agent or any Lender shall be deemed to include any successors and assigns of such Person (whether or not reference in a particular provision is made to such successors and assigns).
11.NOTICES
All notices, demands or requests given pursuant to this Guarantee shall be in writing personally delivered, or sent by facsimile (with subsequent telephone confirmation of receipt thereof) or sent by internationally recognized overnight courier service, to the following addresses:
(a)if to the Guarantor:
Frontier Airlines, Inc.
7001 Tower Road
Denver, CO 80249
Attention:  SVP – General Counsel
Phone: (###) ###-####
Email: ###

(b)if to the Security Trustee:
50 South 200 East, Suite 110
Salt Lake City, Utah 84111
Telephone:  ### ###-####
Facsimile: ### ###-####
Email: ###

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Whenever any notice in writing is required to be given by the Guarantor or the Security Trustee, such notice shall be deemed given and such requirement satisfied when such notice is received, with such notice received if such notice is mailed by certified mail, postage prepaid, or is sent by facsimile, addressed as provided above.
Either party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other party.
12.GOVERNING LAW; COUNTERPARTS
THIS GUARANTEE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Guarantee may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
13.WAIVER OF JURY TRIAL
EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE.
14.JURISDICTION
(a)The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and the Guarantor irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee shall affect any right that the Security Trustee or any Lender may otherwise have to bring any action or proceeding relating to this Guarantee against another party or its properties in the courts of any jurisdiction.
(b)The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in paragraph (a) of this Clause. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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15.SERVICE OF PROCESS
Each party to this Guarantee irrevocably consents to service of process in the manner provided for the delivery of notices in Clause 11. Nothing in this Guarantee will affect the right of any party to this Guarantee to serve process in any other manner permitted by law. The Guarantor hereby irrevocably appoints and designates Corporation Services Company (the "Agent for Service of Process"), having an address at Corporation Service Company, 80 State Street, Albany, New York 12207-2543, as its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process and the Guarantor agrees that service of process upon such party shall constitute personal service of such process on such person. The Guarantor shall maintain the designation and appointment of the Agent for Service of Process at such address until all amounts payable under this Guarantee shall have been paid in full. If the Agent for Service of Process shall cease to so act, the Guarantor shall immediately designate and shall promptly deliver to the Security Trustee evidence in writing of acceptance by another agent for service of process of such appointment, which such other agent for service of process shall have an address for receipt of service of process in the State of New York and the provisions above shall equally apply to such other agent for service of process.
[Signature page follows]

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IN WITNESS WHEREOF, this Guarantee has been executed and delivered by the Guarantor's duly authorized officer as of the date first written above.
FRONTIER AIRLINES, INC.

By:     /s/ Howard Diamond
Name: Howard Diamond
Title: General Counsel
ACCEPTED and AGREED:
BANK OF UTAH
not in its individual capacity but solely
as Security Trustee

By: /s/ Jon Croasmun
Name: Jon Croasmun
Title: Senior Vice President
[Signature Page – Seventh Amended and Restated Guarantee]